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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-38896, 33-53347 and 33-60722) of Recognition International Inc. of our report dated December 7, 1994 appearing in the 1994 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on Page F-1 of this Form 10-K.




/s/ Price Waterhouse LLP

Price Waterhouse LLP

Dallas, Texas
January 25, 1995